EXHIBIT 24.1
LIMITED POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Miriam Steinberg as the undersigned’s true and lawful attorney-in-fact to:
(1)    (a) file on behalf of the undersigned a Form ID, Uniform Application for Access Codes to File on EDGAR (“Form ID”), in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, (b) generate replacement EDGAR access codes or (c) execute for and on behalf of the undersigned an Update Passphrase Confirmation for Access Codes to File on EDGAR;
(2)    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to (a) complete and file any such Form ID and timely file such form with the United States Securities and Exchange Commission; (b) generate replacement EDGAR access codes; (c) establish and maintain my account through EDGAR Next on my behalf and act as my account administrator; and
(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the document executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.
This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of August 14, 2025.

By: /s/ Antoinette How
Name: Antoinette How